UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - February 18, 2022

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 25, 2022, Oncor Electric Delivery Company LLC (“Oncor”) issued a press release discussing its financial results for the year and fiscal quarter ended December 31, 2021. The press release is furnished herewith as Exhibit 99.1.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported, on January 28, 2022, Oncor entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among Oncor, as borrower, the lenders listed therein (the “Lenders”), PNC Bank, National Association (“PNC”), as administrative agent for the Lenders and as a Lender, and the other financial institutions party thereto. The Term Loan Agreement, which matures on April 29, 2023, provides for a term loan credit facility in an aggregate principal amount of $1.3 billion. Oncor may borrow up to the full amount of the term loan credit facility in up to four borrowings, which may be made, at Oncor’s option, at any time before April 28, 2022. Oncor borrowed $400 million on January 28, 2022 under the Term Loan Agreement.

On February 23, 2022, Oncor submitted an irrevocable notice under the Term Loan Agreement for a $600 million borrowing to be made on February 28, 2022. Oncor intends to use the proceeds from the borrowing for general corporate purposes, including to repay outstanding commercial paper notes and redeem on March 1, 2022, $400 million aggregate principal amount outstanding of its 4.10% Senior Secured Notes due 2022, plus accrued and unpaid interest to, but not including, March 1, 2022. Loans under the Term Loan Agreement bear interest, at Oncor’s option, at either (i) an adjusted term secured overnight financing rate (“SOFR”) (calculated based on one-month term SOFR as of a specified date, plus an adjustment of 0.10% (the “SOFR Adjustment”)) plus a spread of 0.575%, (ii) an adjusted daily simple SOFR (calculated based on daily simple SOFR as of a specified date, plus the SOFR Adjustment) plus a spread of 0.575%, or (iii) for any day, at a rate equal to the greatest of: (1) the prime rate publicly announced by PNC on such date, (2) the federal funds effective rate on such date plus 0.50%, and (3) daily simple SOFR on such date, plus 1%.

Additional details regarding the Term Loan Agreement are contained in Item 1.01 and Item 2.03 of Oncor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2022 (“Prior 8-K”) and are incorporated herein by reference. The foregoing discussion of the terms of the Term Loan Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Term Loan Agreement filed as Exhibit 10.1 to the Prior 8-K.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Oncor Salary Deferral Program, as Amended and Restated

On February 18, 2022, the board of directors (the “Board”) of Oncor approved the Oncor Salary Deferral Program as amended and restated effective as of December 31, 2021 (the “Amended Salary Deferral Program”). The Amended Salary Deferral Program amends and restates the Oncor Salary Deferral Program as amended and restated effective as of December 1, 2020 (the “Original Salary Deferral Program”). Employees who meet a specified salary threshold level or other criteria established by the program administrator are eligible to participate in the Amended Salary Deferral Program, including executive officers.

The Original Salary Deferral Program provided that the participant’s accounts under the Original Salary Deferral Program become fully vested and not subject to forfeiture upon death, disability, retirement at age 62 or later or termination without cause. The Amended Salary Deferral Program provides that participant’s accounts under the Amended Salary Deferral Program become fully vested and not subject to forfeiture upon termination for good reason following a change in control, as well as upon death, disability, retirement at age 62 or later or termination without cause. The Original Salary Deferral Program included a definition of “cause” that was limited to Oncor. The Amended Salary Deferral Program modifies the definition of “cause” to include references to the Surviving Entity (as defined below). The definitions of “cause”, “change in control” and “good reason” from the Amended Salary Deferral Program are included below.

“Cause” is defined in the Amended Salary Deferral Program as however such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination of employment between the participant and Oncor or any surviving entity in any change in control transaction or any affiliate thereof which employs the participant at the time of and/or following the change in control (the “Surviving Entity”). If no such agreement exists, cause is defined as (i) the participant engaging in conduct in carrying out his or her employment duties to the Surviving Entity that constitutes (a) a breach of fiduciary duty to the Surviving Entity or its equity holders, (b) gross neglect, or (c) gross misconduct resulting in material and objectively determinable damage to the business of the Surviving Entity; or (ii) the indictment of the participant for, or the participant’s plea of nolo contendere to, a felony or misdemeanor involving moral turpitude. In addition, the Amended Salary Deferral Program provides that a termination shall not constitute a termination for cause unless the participant has received written notice specifying the alleged misconduct constituting cause, the participant has been given an opportunity to be heard by (1) the applicable board of directors with respect to a participant who is (or was immediately prior to a change in control) a member of the senior leadership team of Oncor, or (2) the applicable senior leadership team with respect to a participant who is not (and was not immediately prior to a change in control) a member of the senior leadership team, and following such hearing, the participant’s failure to request such hearing within a reasonable period, the board of directors or the senior leadership team, as applicable, determines in good faith and by at least a two-thirds vote that the termination for cause is appropriate under the circumstances.

The Amended Salary Deferral Program defines a “change in control” as any one or more of the following events: (i) the acquisition by any person or group (in one transaction or a series of transactions) of direct or indirect ownership of the equity of Oncor or Sempra Energy (“Sempra”) that, together with the equity held by such person or group, constitutes more than 50% of the total fair market value, total direct or indirect voting power, or the direct or indirect beneficial ownership of Oncor or Sempra, other than any acquisition of Oncor equity by a wholly-owned subsidiary of Sempra; (ii) the acquisition, during any 12-month period, by any person or group (in one transaction or a series of transactions) of direct or indirect equity of Oncor or Sempra that constitutes 30% or more of the total fair market value, the total direct or indirect voting power, or the direct or indirect beneficial ownership of Oncor or Sempra, other than any acquisition of Oncor equity by a wholly-owned subsidiary of Sempra; (iii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of Oncor’s assets, other than to a wholly-owned subsidiary of Sempra; (iv) the consummation of a transaction for which the Public Utility Commission of Texas approved a transfer or change of control (operational or otherwise) of Oncor; or (v) a material change to the terms of the Approved Ring Fence (as defined in the Third Amended and Restated Limited Liability Agreement of Oncor, dated as of March 9, 2018). Sempra is the indirect owner of 80.25% of Oncor’s outstanding equity interests.

The Amended Salary Deferral Program defines “good reason” to mean any of the following events or actions taken without the express, voluntary consent of the participant: (i) a material reduction in the participant’s base salary or incentive compensation opportunity, other than a broad-based reduction of base salaries or incentive compensation of all similarly situated employees of the Surviving Entity, unless such broad-based reduction only applies to former employees of Oncor; (ii) a material reduction in the aggregate type, level or value of benefits for which the participant is eligible, immediately prior to the change in control, other than a broad-based reduction applicable on a comparable basis to all similarly situated employees of the Surviving Entity, unless such reduction only applies to former employees of Oncor; (iii) a material reduction in the participant’s authority, duties or responsibilities, including an adverse change in (a) the participant’s title, reporting level, reporting line or structure, scope of responsibilities, or management authority, or (b) the scope or size of the business, entity, or budget for which the participant had responsibility, in each case as in effect immediately prior to the effective time of the change in control; (iv) the participant’s primary work location is relocated, resulting in an increase in the participant’s work commute in excess of thirty-five miles more than the participant’s work commute immediately prior to the change in control; (v) a material breach by the Surviving Entity of the terms of any employment agreement with the participant; (vi) the failure of Oncor to obtain an agreement by the Surviving Entity, if such entity is not Oncor, to fully assume and perform the provisions of the Amended Salary Deferral Program; or (vii) the participant is asked or required to resign in connection with a change in control and does so resign. In order to constitute a resignation with good reason, however, (x) the participant must provide written notice to the Surviving Entity describing the event or condition constituting good reason within a period of not more than 90 days from the initial occurrence of such event or circumstance, (y) if the applicable event or circumstance is capable of being cured, the Surviving Entity fails or refuses to fully remedy such event or circumstance to the participant’s satisfaction within a 30-day cure period following the receipt of such notice and (z) the participant terminates their employment within two years following the initial existence of one or more of the preceding events or actions.

Other than as described herein, the material terms of the Amended Salary Deferral Program remain the same as those contained in the Original Salary Deferral Program. The foregoing description of the Amended Salary Deferral Program is qualified in its entirety by reference to the complete terms of the Amended Salary Deferral Program, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On February 25, 2022, Sempra distributed a slide presentation containing certain information relating to Oncor. The slides containing information related to Oncor are furnished herewith as Exhibit 99.2. References in the slides to “Sempra Texas” refer to Sempra’s indirect 80.25% ownership interest in Oncor and its indirect 50% ownership interest in Sharyland Utilities, L.L.C.

The slide presentation was distributed in connection with Sempra’s discussion of its financial results for the year and fiscal quarter ended December 31, 2021, which is being webcast live at 12 pm ET on February 25, 2022. Oncor’s Chief Executive Allen Nye will participate in the webcast. The webcast will be available on Sempra’s website at www.sempra.com. A replay of the webcast will also be available on Sempra’s website a few hours after its conclusion.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Items 2.02 and 7.01 and set forth in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Oncor under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release and slide presentation contain forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in the press release and slides, other than statements of historical facts (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. They involve risks, uncertainties and assumptions. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: legislation, governmental policies and orders, and regulatory actions; legal and administrative proceedings and settlements, including the exercise of equitable powers by courts; weather conditions and other natural phenomena, including any weather impacts due to climate change; health epidemics and pandemics, including the evolving COVID-19 pandemic and its variants and its impact on Oncor’s business and the economy in general; acts of sabotage, wars or terrorist or cyber security threats or activities; loss of key technology platforms; economic conditions, including the impact of a recessionary environment, inflation, supply chain shortages, and labor availability and cost; unanticipated population growth or decline, or changes in market demand and demographic patterns; Electric Reliability Council of Texas, Inc. grid needs; changes in business strategy, development plans or vendor relationships; changes in interest rates or rates of inflation; unanticipated changes in operating expenses, liquidity needs and capital expenditures; inability of various counterparties to meet their financial obligations to Oncor, including failure of counterparties to perform under agreements; general industry trends; significant decreases in demand or consumption of electricity delivered by Oncor, including as a result of increased consumer use of third-party non-wires alternatives or other technologies; hazards customary to the industry and the possibility that Oncor may not have adequate insurance to cover losses resulting from such hazards; changes in technology used by and services offered by Oncor; significant changes in Oncor’s relationship with its employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur; changes in assumptions used to estimate costs of providing employee benefits, including pension and retiree benefits, and future funding requirements related thereto; significant changes in accounting policies or critical accounting estimates material to Oncor; commercial bank and financial market conditions, access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in the capital markets and the potential impact of any disruptions in U.S. credit markets; circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets; financial and other restrictions under Oncor’s debt agreements; Oncor’s ability to generate sufficient cash flow to make interest payments on its debt instruments; actions by credit rating agencies; and Oncor’s ability to effectively execute its operational strategy.

Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Oncor Electric Delivery Company LLC Amended and Restated Salary Deferral Program.

99.1	Press release issued on February 25, 2022.

99.2	Presentation slides distributed on February 25, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: February 25, 2022